                                                                    Exhibit 11.1

                       COMPUTATION OF EARNINGS PER SHARE


                                                Thirteen        Three Month      Thirty-nine        Nine Month
                                              Week Period          Period        Week Period          Period
                                                  Ended            Ended            Ended             Ended
                                              December 29,      December 31,     December 29,      December 31,
                                                  1996             1995             1996               1995
                                              -----------       -----------      -----------       -----------
Earnings (loss) from continuing
      operations .......................      $(2,017,176)      $   651,519      $(3,856,009)      $   521,186

Net earnings (loss) ....................      $(2,113,152)      $   485,334      $(3,145,289)      $   (48,416)

Weighted average number of common
      shares outstanding during the
      period ...........................        4,000,210         3,708,090        4,000,210         3,708,090

Net effect of dilutive stock options
      based on the treasury stock method
      at market prices .................                0           226,890                0           260,718
                                              -----------       -----------      -----------       -----------

Shares used for computation ............        4,000,210         3,934,980        4,000,210         3,968,808
                                              ===========       ===========      ===========       ===========

Earnings (loss) from continuing
      operations .......................      $      (.50)      $       .17      $      (.96)      $       .13
                                              ===========       ===========      ===========       ===========

Net earnings (loss) per share ..........      $      (.53)      $       .12      $      (.79)      $      (.01)
                                              ===========       ===========      ===========       ===========